Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

CCO Holdings, LLC

(Exact name of obligor as specified in its charter)

Delaware	86-1067239
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

400 Atlantic Street Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip code)

CCO Holdings Capital Corp.

(Exact name of obligor as specified in its charter)

Delaware	20-0257904
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

400 Atlantic Street Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip code)

Charter Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1496755
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

400 Atlantic Street Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip code)

Charter Communications Operating, LLC

(Exact name of registrant as specified in its charter)

Delaware	43-1843260
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

400 Atlantic Street Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip code)

Charter Communications Operating Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	20-1044453
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

400 Atlantic Street Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip code)

Table of Additional Registrants

Exact Name of Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bresnan Broadband Holdings, LLC	Delaware	13-4119839

Bresnan Broadband of Colorado, LLC	Colorado	35-2403834

Bresnan Broadband of Montana, LLC	Montana	32-0334681

Bresnan Broadband of Utah, LLC	Utah	30-0667318

Bresnan Broadband of Wyoming, LLC	Wyoming	61-1642737

Bresnan Digital Services, LLC	Delaware	38-3833973

Bright House Networks Information Services (Alabama), LLC	Delaware	20-1544201

Bright House Networks Information Services (California), LLC	Delaware	20-1544390

Bright House Networks Information Services (Florida), LLC	Delaware	59-3758339

Bright House Networks Information Services (Indiana), LLC	Delaware	20-1544486

Bright House Networks Information Services (Michigan), LLC	Delaware	20-1544302

CC Fiberlink, LLC	Delaware	43-1928509

CC VI Fiberlink, LLC	Delaware	20-0310684

CC VII Fiberlink, LLC	Delaware	20-0310704

CCO Fiberlink, LLC	Delaware	20-0310854

CCO NR Holdings, LLC	Delaware	86-1067241

Charter Advanced Services (MO), LLC	Delaware	32-0400433

Charter Communications, LLC	Delaware	43-1659860

Charter Communications VI, L.L.C.	Delaware	43-1854208

Charter Distribution, LLC	Delaware	74-3089287

Charter Fiberlink – Alabama, LLC	Delaware	20-0193389

Charter Fiberlink – Georgia, LLC	Delaware	20-0193674

Charter Fiberlink – Illinois, LLC	Delaware	43-1943035

Charter Fiberlink – Maryland II, LLC	Delaware	81-2255084

Charter Fiberlink – Michigan, LLC	Delaware	43-1875389

Charter Fiberlink – Missouri, LLC	Delaware	43-1928511

Charter Fiberlink – Nebraska, LLC	Delaware	81-0547765

Charter Fiberlink – Tennessee, LLC	Delaware	20-0193707

Charter Fiberlink CA-CCO, LLC	Delaware	43-1943040

Charter Fiberlink CC VIII, LLC	Delaware	43-1793439

Charter Fiberlink CCO, LLC	Delaware	43-1876029

Charter Fiberlink CT-CCO, LLC	Delaware	20-0339366

Charter Fiberlink LA-CCO, LLC	Delaware	20-0709283

Charter Fiberlink MA-CCO, LLC	Delaware	20-0258357

Charter Fiberlink MS-CCVI, LLC	Delaware	20-0709405

Charter Fiberlink NC-CCO, LLC	Delaware	20-0258604

Charter Fiberlink NH-CCO, LLC	Delaware	20-0709514

Charter Fiberlink NV-CCVII, LLC	Delaware	20-0474139

Charter Fiberlink NY-CCO, LLC	Delaware	20-0426827

Charter Fiberlink OR-CCVII, LLC	Delaware	20-0474232

Charter Fiberlink SC-CCO, LLC	Delaware	43-1943037

Charter Fiberlink TX-CCO, LLC	Delaware	43-1943038

Charter Fiberlink VA-CCO, LLC	Delaware	20-0709822

Charter Fiberlink VT-CCO, LLC	Delaware	20-0258644

Charter Fiberlink WA-CCVII, LLC	Delaware	20-0474261

Charter Leasing Holding Company, LLC	Delaware	47-4669203

Charter Procurement Leasing, LLC	Delaware	47-4657690

DukeNet Communications, LLC	Delaware	27-2985707

Marcus Cable Associates, L.L.C.	Delaware	75-2775560

Spectrum Advanced Services, LLC	Delaware	26-0354307

Spectrum Fiberlink Florida, LLC	Delaware	84-4375530

Spectrum Gulf Coast, LLC	Delaware	45-4608769

Spectrum Mid-America, LLC	Delaware	45-4593320

Spectrum Mobile Equipment, LLC	Delaware	82-3887201

Spectrum Mobile, LLC	Delaware	82-2492552

Spectrum New York Metro, LLC	Delaware	45-4593291

Spectrum NLP, LLC	Delaware	45-1560311

Spectrum Northeast, LLC	Delaware	45-4593341

Spectrum Oceanic, LLC	Delaware	45-4593273

Spectrum Originals Development, LLC	Delaware	83-1623014

Spectrum Originals, LLC	Delaware	82-3414467

Spectrum Pacific West, LLC	Delaware	45-4593361

Spectrum Reach, LLC	Delaware	27-4633156

Spectrum RSN, LLC	Delaware	83-1611206

Spectrum Security, LLC	Delaware	27-3884185

Spectrum Southeast, LLC	Delaware	45-4608839

Spectrum Sunshine State, LLC	Delaware	02-0636401

Spectrum TV Essentials, LLC	Delaware	83-4704194

Spectrum Wireless Holdings, LLC	Delaware	83-1856732

TC Technology, LLC	Delaware	37-1698631

Time Warner Cable Business LLC	Delaware	35-2466312

Time Warner Cable Enterprises LLC	Delaware	45-4854395

Time Warner Cable Information Services (Alabama), LLC	Delaware	20-0639409

Time Warner Cable Information Services (Arizona), LLC	Delaware	20-4370232

Time Warner Cable Information Services (California), LLC	Delaware	20-0162970

Time Warner Cable Information Services (Colorado), LLC	Delaware	26-2375439

Time Warner Cable Information Services (Hawaii), LLC	Delaware	20-0162993

Time Warner Cable Information Services (Idaho), LLC	Delaware	20-8254896

Time Warner Cable Information Services (Illinois), LLC	Delaware	26-2375576

Time Warner Cable Information Services (Indiana), LLC	Delaware	20-1618562

Time Warner Cable Information Services (Kansas), LLC	Delaware	20-0163009

Time Warner Cable Information Services (Kentucky), LLC	Delaware	20-4370430

Time Warner Cable Information Services (Maine), LLC	Delaware	48-1296576

Time Warner Cable Information Services (Massachusetts), LLC	Delaware	20-0639517

Time Warner Cable Information Services (Michigan), LLC	Delaware	26-2376102

Time Warner Cable Information Services (Missouri), LLC	Delaware	20-0163031

Time Warner Cable Information Services (Nebraska), LLC	Delaware	20-0597251

Time Warner Cable Information Services (New Hampshire), LLC	Delaware	20-0834759

Time Warner Cable Information Services (New Jersey), LLC	Delaware	20-0605091

Time Warner Cable Information Services (New Mexico), LLC	Delaware	20-8244978

Time Warner Cable Information Services (New York), LLC	Delaware	06-1530234

Time Warner Cable Information Services (North Carolina), LLC	Delaware	05-0563203

Time Warner Cable Information Services (Ohio), LLC	Delaware	20-0163449

Time Warner Cable Information Services (Pennsylvania), LLC	Delaware	20-0639607

Time Warner Cable Information Services (South Carolina), LLC	Delaware	20-0163480

Time Warner Cable Information Services (Tennessee), LLC	Delaware	20-0639795

Time Warner Cable Information Services (Texas), LLC	Delaware	20-0095157

Time Warner Cable Information Services (Virginia), LLC	Delaware	20-4370738

Time Warner Cable Information Services (Washington), LLC	Delaware	20-5690377

Time Warner Cable Information Services (West Virginia), LLC	Delaware	20-1620308

Time Warner Cable Information Services (Wisconsin), LLC	Delaware	20-0163685

Time Warner Cable, LLC	Delaware	81-2545593

TWC Administration LLC	Delaware	90-0882471

TWC Communications, LLC	Delaware	35-2205910

TWC SEE Holdco LLC	Delaware	20-5421447

TWCIS Holdco LLC	Delaware	27-3481972

c/o Charter Communications Operating, LLC 400 Atlantic Street Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and State of Pennsylvania, on the 17th day of November, 2020.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business September 30, 2020, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,411
Interest-bearing balances	350,611
Securities:
Held-to-maturity securities	0
Available-for-sale securities	147,515
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	23,626
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	98,031

Total assets	$1,478,507

1

LIABILITIES
Deposits:
In domestic offices	2,258
Noninterest-bearing	2,258
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	257,756
Total liabilities	260,014
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	324,268
Not available
Retained earnings	891,685
Accumulated other comprehensive income	1,540
Other equity capital components	0
Not available
Total bank equity capital	1,218,493
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,218,493

Total liabilities and equity capital	1,478,507

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty         )         CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
Michael P. Scott, Managing Director	)	Directors (Trustees)
Kevin P. Caffrey, Managing Director	)

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